Exhibit 10.3

PREPARED, RECORDING REQUESTED BY,

AND WHEN RECORDED MAIL TO:

Paul Hastings LLP

515 South Flower Street, 25th Floor

Los Angeles, CA 90071

Attention: Jennifer Hildebrandt, Esq.

LINE OF CREDIT DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

by and among

ERICKSON AIR-CRANE INCORPORATED, “Grantor”

CHICAGO TITLE INSURANCE COMPANY, “Trustee”

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

2450 Colorado Avenue, Suite 3000 West

Santa Monica, California 90404

in its capacity as agent, “Beneficiary”

Dated as of June 14, 2013

Location:	3100 Willow Springs Road, Central Point, OR 97502
1993 Kirtland Road, Central Point, OR 97502
Municipality:	Central Point
County:	Jackson County
State:	Oregon

ORS 86.155 STATEMENTS:

Maximum Principal Amount to be Advanced Pursuant to the Credit Agreement: $125,000,000

Maturity Date of the Credit Agreement

(exclusive of any option to renew or extend): May 2, 2018

NOTICE TO RECORDER: THIS DOCUMENT SERVES AS A FIXTURE FILING UNDER THE OREGON UNIFORM COMMERCIAL CODE, ORS § 79.0502(3).

Tax Account Numbers for the property subject to the lien of this Deed of Trust are: 1-018858-2, 3-014105-1 and 1-079606-6

LINE OF CREDIT DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT, AND FIXTURE FILING

THIS LINE OF CREDIT DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (this “Deed of Trust”) is dated as of June 14, 2013, by and among ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation (“Grantor”), whose address is 5550 S.W. Macadam Avenue, Suite 200, Portland, Oregon 97239, CHICAGO TITLE INSURANCE COMPANY (“Trustee”), with an address at 1211 SW Fifth Avenue, Suite 2130, Portland, Oregon 97204 and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent for the Lender Group (as such term is defined in the hereinafter defined Credit Agreement) (in such capacity, “Agent”) pursuant to the Credit Agreement, whose address is 2450 Colorado Avenue, Suite 3000 West, Santa Monica, California 90404 (Agent, together with its successors and assigns in such capacity, is referred to herein as “Beneficiary”).

RECITALS:

WHEREAS, Grantor is the fee owner of the real property and improvements described in Exhibit A attached hereto.

WHEREAS, pursuant to that certain Credit Agreement dated as of May 2, 2013, as amended by that certain Amendment Number One to Credit Agreement, Amendment Number One to Guaranty and Security Agreement, and Waiver dated as of even date herewith (as amended, and as may otherwise be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”) by and among Grantor, Evergreen Helicopters, Inc., an Oregon corporation (together with Grantor, referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as “Borrowers”), the lenders party thereto as “Lenders” (each of such Lenders, together with its successors and assigns, is referred to hereinafter as a “Lender”), Agent, and Wells Fargo, as lead arranger, book runner, syndication agent, and documentation agent, the Lender Group has agreed to make certain financial accommodations available to Borrowers from time to time pursuant to the terms and conditions thereof; and

WHEREAS, Agent has agreed to act as agent for the benefit of the Lender Group in connection with the transactions contemplated by the Credit Agreement and this Deed of Trust;

WHEREAS, in order to induce the Lender Group to enter into the Credit Agreement and the other Loan Documents and to induce the Lender Group to make financial accommodations to Borrowers as provided for in the Credit Agreement and the other Loan Documents, Grantor has agreed to grant to Agent, for the benefit of the Lender Group, a continuing security interest in and to the Trust Property (as such term is defined below) in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations (as such term is defined below); and

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Credit Agreement (including Schedule 1.1 thereto). Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Credit Agreement; provided that to the extent that the Code is used to define any term used herein and if such term is defined differently in different Articles of the Code, the definition of such term contained in Article 9 of the Code shall govern. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(a) “Event of Default” has the meaning specified therefor in Article 4 hereof.

(b) “Permitted Liens” has the meaning specified therefor in the Credit Agreement, and shall include the items listed on Exhibit B attached hereto.

(c) “Secured Obligations” means each and all of the agreements, covenants, conditions, warranties, representations and obligations of Borrowers under the Credit Agreement, this Deed of Trust and the other Loan Documents, including, but not limited to, the “Obligations”, as such term is defined in the Credit Agreement (other than the Bank Product Obligations), and specifically including, without limitation, (1) the repayment of all amounts outstanding from time to time under the Credit Agreement or the other Loan Documents (other than the Bank Product Agreements), including principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), and all other amounts which may now or hereafter be advanced as loans (including the Revolving Loans (inclusive of Protective Advances and Swing Loans)), as other additional loan amounts or as additional principal amounts under the Credit Agreement, with the principal amount thereof not at any one time to exceed ONE HUNDRED TWENTY FIVE MILLION AND NO/100ths DOLLARS ($125,000,000), with such indebtedness maturing on the Maturity Date, unless sooner accelerated pursuant to the terms of the Credit Agreement, (2) the full and prompt performance of any and all repayment, reimbursement, fee, and indemnification obligations with respect to any Letters of Credit (irrespective of whether contingent) in accordance with the Credit Agreement, (3) the payment of all fees, costs, expenses, charges and indemnification obligations accrued, incurred or arising in connection with any Loan Document pursuant to the terms thereof, (4) the repayment of all future advances made under or pursuant to the terms of the Credit Agreement up to an aggregate principal amount outstanding at any one time not to exceed ONE HUNDRED TWENTY FIVE MILLION AND NO/100ths DOLLARS ($125,000,000), and (5) all other payment and performance obligations of Borrowers arising under the Credit Agreement or any other Loan Document. This Deed of Trust is not security or collateral for the Bank Product Obligations, and the term Secured Obligations shall not be construed to include the Bank Product Obligations. The Credit Agreement (A) contains a revolving credit facility that permits Borrowers to borrow certain principal amounts, repay all or a portion of such principal amounts, and reborrow the amounts previously paid to Beneficiary for the benefit of the Lender Group, (B) allows for the funding of additional amounts of the Revolving Loans (inclusive of Protective

Advances and Swing Loans) to Borrowers, and (C) allows for the issuance from time to time of Letters of Credit for the account of Borrowers, all upon satisfaction of certain conditions stated in the Credit Agreement. This Deed of Trust secures, without limitation, all advances and re-advances under the revolving credit feature of the Credit Agreement, all future advances of any other loan amounts under the Credit Agreement, and all reimbursement obligations of Borrowers with respect to any Letters of Credit issued pursuant to the Credit Agreement.

(d) “Trust Property”: All of Grantor’s right, title and interest in and to the following, but expressly excluding any Excluded Assets (as such term is defined in the Guaranty and Security Agreement dated as of May 2, 2013 among Grantor, certain Subsidiaries of Grantor party thereto, and Agent (as amended, the “Guaranty and Security Agreement”)): (1) the real property described in Exhibit A attached hereto and incorporated herein by this reference, together with any greater estate therein as hereafter may be acquired by Grantor (the “Land”), (2) all improvements now owned or hereafter acquired by Grantor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to herein as the “Premises”), (3) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Grantor and now or hereafter attached to or installed in any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”), (4) all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Grantor with respect to the Trust Property (the “Deposit Accounts”), (5) all existing and future leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person a possessory interest in, or the right to use or occupy, all or any part of the Trust Property, whether made before or after the filing by or against Grantor of any petition for relief under the Bankruptcy Code, together with any extension, renewal or replacement of the same and together with all related security and other deposits (the “Leases”), (8) all of the rents, additional rents, revenues, royalties, income, proceeds, profits, early termination fees or payments, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Trust Property or any part thereof, whether paid or accruing before or after the filing by or against Grantor of any petition for relief in an Insolvency Proceeding (the “Rents”), (9) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Trust Property (the “Property Agreements”), (10) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, (11) all property tax refunds, utility refunds and rebates, earned or received at any time with respect to the Trust Property (the “Tax Refunds”), (12) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (13) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Grantor (the “Insurance”), (14) any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements or Fixtures (the “Condemnation Awards”), (15) all of Grantor’s rights to appear and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Grantor in the Trust Property,

(16) all rights, powers, privileges, options and other benefits of Grantor as lessor under the Leases, including, without limitation, the immediate and continuing right to claim for, receive, collect and receive all Rents payable or receivable under the Leases or pursuant thereto (and to apply the same to the payment of the Secured Obligations), and to do all other things which Grantor or any lessor is or may become entitled to do under the Leases and (17) any and all after-acquired right, title or interest of Grantor in and to any property of the types described in the preceding clauses as such relates to the Trust Property. As used in this Deed of Trust, the term “Trust Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein. NOTWITHSTANDING THE FOREGOING, THE TERM “TRUST PROPERTY” SHALL EXCLUDE ALL ITEMS OF PERSONAL PROPERTY IN WHICH BENEFICIARY HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS, INCLUDING, WITHOUT LIMITATION, THE GUARANTY AND SECURITY AGREEMENT AND THE AIRCRAFT SECURITY AGREEMENT.

ARTICLE 2

GRANT

Section 2.1 Grant. For and in consideration of all of the foregoing and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the full and timely payment and performance of the Secured Obligations, Grantor GRANTS, BARGAINS, ASSIGNS, SELLS, WARRANTS and CONVEYS, to Trustee the Trust Property, TO HAVE AND TO HOLD the Trust Property and all parts, rights and appurtenances thereof to Trustee, in trust for the benefit of Beneficiary (on behalf of itself and each other member of the Lender Group), WITH POWER OF SALE and right of entry and possession, and Grantor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Trust Property unto Trustee against every person whomsoever lawfully claiming or to claim the same or any part thereof; provided, however, that upon (a) the payment and performance in full of all Secured Obligations (subject to the provisions of Section 9.7 hereof) and (b) the expiration or termination of the Commitments, then the liens, security interests, estates, and rights granted by this Deed of Trust shall automatically terminate, otherwise same shall remain in full force and effect. Notwithstanding anything to the contrary contained in the immediately preceding sentence or elsewhere in this Deed of Trust, Grantor hereby agrees and acknowledges that the Secured Obligations secured by this Deed of Trust include, among other things (A) Revolving Loans, and (B) Letters of Credit that may be issued from time to time, all upon satisfaction of certain conditions stated in the Credit Agreement, and this Deed of Trust is intended to secure all advances and re-advances under the revolving credit feature of the Credit Agreement, all future advances of any other loan amounts under the Credit Agreement, and all reimbursement obligations of Borrowers with respect to any Letters of Credit; accordingly, this Deed of Trust shall not terminate by the full and complete repayment of the Secured Obligations, so long as any Commitments are outstanding or the Credit Agreement remains in force and effect.

TO HAVE AND TO HOLD the Trust Property, together with all and singular the parts, rights, privileges, hereditaments, and appurtenances thereto in any ways belonging or appertaining, to the use, benefit, and behoof of Trustee, its successors and assigns, in trust for the benefit of Beneficiary, in fee simple forever. THIS CONVEYANCE IS MADE UPON THE SPECIAL TRUST, that if Grantor shall pay and perform the Secured Obligations in accordance with the terms of the Credit Agreement and the other Loan Documents (subject to the provisions of Section 9.7 hereof) and the Commitments shall have expired or terminated, then this conveyance shall be null and void and shall be released of record at the request of Grantor in accordance with Section 9.7 hereof.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Grantor warrants, represents and covenants to Beneficiary as follows:

Section 3.1 Title to Trust Property and Lien of this Instrument. Grantor (a) (i) has good, marketable and indefeasible title to the Trust Property, in fee simple, free and clear of any liens, claims or interests, except the Permitted Liens and (b) has full power and lawful authority to encumber the Trust Property in the manner and form set forth in this Deed of Trust. Subject to the Permitted Liens, this Deed of Trust creates valid, enforceable first priority liens and security interests against the Trust Property.

Section 3.2 Lien Status. Subject to the other provisions of the Loan Documents, Grantor shall preserve and protect the lien and security interest status of this Deed of Trust and the other Loan Documents. If any Lien, other than the Permitted Liens, is asserted against the Trust Property, Grantor shall promptly upon obtaining knowledge thereof, and at its expense, (a) give Beneficiary a written notice of such Lien, and (b) pay the underlying claim in full or take such other action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement (including the requirement of providing a bond or other security satisfactory to Beneficiary).

Section 3.3 Payment and Performance. Grantor shall pay and perform and/or cause the other Borrowers to pay and perform the Secured Obligations when due under the Loan Documents.

Section 3.4 Replacement of Fixtures. Grantor shall not, without the prior written consent of Beneficiary, permit any material portion of the Fixtures to be removed at any time from the Land or Improvements, unless the removed item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal or better suitability and value, owned by Grantor subject to the liens and security interests of this Deed of Trust and the other Loan Documents, and free and clear of any other lien or security interest except for Permitted Liens or as may be permitted under the Credit Agreement or first approved in writing by Beneficiary.

Section 3.5 Inspection. Without limitation on any of the rights of Beneficiary under the Credit Agreement, Grantor shall permit Beneficiary and its agents, representatives and employees to inspect the Trust Property and all books and records of Grantor located thereon, and to conduct such environmental and engineering studies as Beneficiary may require. Provided that no Event of Default exists, all such inspection, testing and investigation shall be conducted at reasonable times and upon reasonable prior notice to Grantor and shall occur no more frequently than once per fiscal year. Beneficiary shall restore the Trust Property to the condition it was in immediately prior to any such testing and investigation.

Section 3.6 Other Covenants. All of the covenants of Borrowers in the Credit Agreement are incorporated herein by reference and, together with covenants in this Article 3, shall, to the extent applicable, be covenants running with the Land.

Section 3.7 Condemnation Awards and Insurance Proceeds.

(a) Condemnation Awards. Grantor, promptly upon obtaining knowledge of the institution of any proceedings for the condemnation of the Trust Property or any material portion thereof, will notify Beneficiary of the pendency of such proceedings. Subject to, and except as otherwise permitted by the terms of the Credit Agreement (including, without limitation, Section 2.4(e)(ii) thereof) and the other Loan Documents, Grantor assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Beneficiary and authorizes Beneficiary to collect and receive such awards and compensation and to give proper receipts and acquittances therefor. Grantor hereby waives all rights to such awards and compensation collected or received by Beneficiary as described in the foregoing sentence. Grantor, upon request by Beneficiary, shall make, execute and deliver any and all instruments requested for the purpose of confirming the assignment of the aforesaid awards and compensation to Beneficiary free and clear of any liens, charges or encumbrances of any kind or nature whatsoever.

(b) Insurance Proceeds. Subject to, and except as otherwise permitted by the terms of the Credit Agreement (including, without limitation, Section 2.4(e)(ii) thereof) and the other Loan Documents, Grantor assigns to Beneficiary all proceeds of any insurance policies insuring against loss or damage to the Trust Property and authorizes Beneficiary to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Beneficiary, instead of to Grantor and Beneficiary jointly, as more specifically described in the Credit Agreement. In the event that the issuer of such insurance policy fails to disburse directly or solely to Beneficiary as required by the Credit Agreement but disburses instead either solely to Grantor or to Grantor and Beneficiary, jointly, Grantor shall immediately endorse and transfer such proceeds to Beneficiary if required by the Credit Agreement. Upon Grantor’s failure to do so as required by the Credit Agreement, Beneficiary may execute such endorsements or transfers from and in the name of Grantor, and Grantor hereby irrevocably appoints Beneficiary as Grantor’s agent and attorney-in-fact so to do.

Section 3.8 Costs of Defending and Upholding the Lien. If any action or proceeding is commenced to which action or proceeding Trustee or Beneficiary is made a party or in which it becomes necessary for Trustee or Beneficiary to defend or uphold the lien of this Deed of Trust including any extensions, renewals, amendments or modifications thereof, Grantor shall, on demand, reimburse Trustee and Beneficiary for all expenses (including, without limitation, reasonable attorneys’ fees) incurred by Trustee or Beneficiary in any such action or proceeding and all such expenses shall be secured by this Deed of Trust. In any action or proceeding to foreclose this Deed of Trust or to recover or collect the Secured Obligations, the provisions of law relating to the recovering of costs, disbursements and allowances shall prevail unaffected by this covenant.

Section 3.9 TRANSFER OF THE SECURED PROPERTY. EXCEPT AS PERMITTED PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT OR THE

OTHER LOAN DOCUMENTS, GRANTOR SHALL NOT SELL, TRANSFER, PLEDGE, ENCUMBER, CREATE A SECURITY INTEREST IN, GROUND LEASE, OR OTHERWISE HYPOTHECATE, ALL OR ANY PORTION OF THE TRUST PROPERTY WITHOUT THE PRIOR WRITTEN CONSENT OF BENEFICIARY. THE CONSENT BY BENEFICIARY TO ANY SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, GROUND LEASE, OR OTHER HYPOTHECATION OF, ANY PORTION OF THE TRUST PROPERTY SHALL NOT BE DEEMED TO CONSTITUTE A NOVATION OR A CONSENT TO ANY FURTHER SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST IN, GROUND LEASE, OR OTHER HYPOTHECATION, OR TO WAIVE THE RIGHT OF BENEFICIARY, AT ITS OPTION, TO DECLARE THE INDEBTEDNESS AND OTHER SECURED OBLIGATIONS SECURED HEREBY IMMEDIATELY DUE AND PAYABLE, WITHOUT NOTICE TO GRANTOR OR ANY OTHER PERSON OR ENTITY, UPON ANY SUCH SALE, TRANSFER, PLEDGE, ENCUMBRANCE, CREATION OF A SECURITY INTEREST, GROUND LEASE, OR OTHER HYPOTHECATION TO WHICH BENEFICIARY SHALL NOT HAVE CONSENTED.

Section 3.10 Security Deposits. To the extent required by law, or after an Event of Default has occurred and during its continuance, if required by Beneficiary, all security deposits of tenants of the Trust Property shall be treated as trust funds not to be commingled with any other funds of Grantor. Within twenty (20) days after request by Beneficiary during the continuance of an Event of Default, Grantor shall furnish satisfactory evidence of compliance with this Section 3.10, as necessary, together with a statement of all security deposits deposited by the tenants and copies of all Leases not theretofore delivered to Beneficiary, as requested thereby, certified by Grantor.

ARTICLE 4

DEFAULT

Section 4.1 Events of Default. The occurrence of any of the following events shall constitute an event of default under this Deed of Trust (each an “Event of Default”):

(a) an “Event of Default” (as such term is defined in the Credit Agreement) shall have occurred;

(b) Grantor shall breach any covenant contained in Section 3.9 hereof; or

(c) Grantor shall breach any covenant (other than any covenant contained in Section 3.9 hereof) set forth in this Deed of Trust and Grantor shall fail to remedy such breach within thirty (30) days from written notice by Beneficiary requesting Grantor to remedy same; provided, however, if such breach or failure is non-monetary in nature and can be remedied, but not within the applicable cure period, the same will not constitute an Event of Default so long as Grantor diligently commences and prosecutes the cure and completes the cure within such longer period of time as may be reasonably necessary for such cure but in no event shall such cure period exceed ninety (90) days; provided further, however, that if any breach of covenant occurring hereunder would also constitute a breach of covenant under the Credit Agreement, Grantor shall be entitled only to such notice and cure period as provided in the Credit Agreement with respect to such breach of covenant, if any, and this section shall not operate to extend any such notice and cure period under the Credit Agreement.

ARTICLE 5

REMEDIES AND FORECLOSURE

Section 5.1 Remedies. Upon the occurrence and during the continuation of an Event of Default, Beneficiary may, at Beneficiary’s election and by or through Trustee or otherwise, exercise any or all of the following rights, remedies and recourses:

(a) To the extent permitted under and subject to the terms of the Credit Agreement, declare the Secured Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Grantor), whereupon the same shall become immediately due and payable.

(b) Notify all tenants of the Premises and all others obligated on Leases of any part of the Premises that all rents and other sums owing on Leases have been assigned to Beneficiary and are to be paid directly to Beneficiary, and to enforce payment of all obligations owing on Leases, by suit, ejectment, cancellation, releasing, reletting or otherwise, whether or not Beneficiary has taken possession of the Premises, and to exercise whatever rights and remedies Beneficiary may have under any assignment of rents and leases.

(c) As and to the extent permitted by law, enter the Trust Property, either personally or by its agents, nominees or attorneys, and take exclusive possession thereof and thereupon, Beneficiary may (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Premises and conduct business thereat; (ii) complete any construction on the Premises in such manner and form as Beneficiary deems advisable in the reasonable exercise of its judgment; (iii) exercise all rights and power of Grantor with respect to the Premises, whether in the name of Grantor, or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Premises and every part thereof, which rights shall not be in limitation of Beneficiary’s rights under any assignment of rents and leases securing the Secured Obligations; and (iv) pursuant to the provisions of the Credit Agreement, apply the receipts from the Premises to the payment of the Secured Obligations, after deducting therefrom all expenses (including attorneys’ fees) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Trust Property, as well as just and reasonable compensation for the services of Beneficiary, its counsel, agents and employees.

(d) Hold, lease, develop, manage, operate or otherwise use the Trust Property upon such terms and conditions as Beneficiary may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Beneficiary deems necessary or desirable), and apply all Rents and other amounts collected by Trustee in connection therewith in accordance with the provisions of Section 5.7 hereof.

(e) Require Grantor to assemble any collateral under the Code and make it available to Beneficiary, at Grantor’s sole risk and expense, at a reasonable place or places to be designated by Beneficiary, in its sole discretion.

(f) Institute proceedings for the complete foreclosure of this Deed of Trust, either by judicial action or by power of sale which is hereby conferred, in which case the Trust Property may be sold for cash or credit in accordance with applicable law in one or more parcels as Beneficiary may determine. Except as otherwise required by applicable law, with respect to any notices required or permitted under the Code, Grantor agrees that ten (10) days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Grantor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Grantor. Beneficiary or any of the Lenders may be a purchaser at such sale. If Beneficiary is the highest bidder, Beneficiary may credit the portion of the purchase price that would be distributed to Beneficiary (on behalf of the Lender Group) against the Secured Obligations in lieu of paying cash. In the event this Deed of Trust is foreclosed by judicial action, appraisement and valuation of the Trust Property is waived. In the event of any sale made under or by virtue of this Article 5 (whether made by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale) all of the Secured Obligations, if not previously due and payable, immediately thereupon shall become due and payable. The failure to make any such tenants of the Premises party to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceedings instituted by Beneficiary to collect the sums secured hereby.

(g) With or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Secured Obligations then due and payable (if Beneficiary shall have elected not to declare all of the Secured Obligations to be immediately due and owing), subject to the continuing lien of this Deed of Trust for the balance of the Secured Obligations not then due; or (1) as and to the extent permitted by law, sell for cash or upon credit the Trust Property or any part thereof and all estate, claim, demand, right, title and interest of Grantor therein, pursuant to power of sale or otherwise, at one or more sales, as an entity or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on the remaining portion of the Trust Property; or (2) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in any Loan Document; or (3) to the extent permitted by applicable law, recover judgment on the Credit Agreement either before, during or after any proceedings for the enforcement of this Deed of Trust.

(h) Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Grantor or regard to the adequacy of the Trust Property for the repayment of the Secured Obligations, the appointment of a receiver of the Trust Property, and Grantor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Trust Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7 hereof.

(i) Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity.

Section 5.2 Separate Sales. To the extent permissible under applicable law, the Trust Property may be sold in one or more parcels and in such manner and order as Trustee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 5.3 Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary and Trustee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the Code), which rights (a) shall be cumulated and concurrent, (b) may be pursued separately, successively or concurrently against Grantor or others obligated under the Loan Documents, or against the Trust Property, or against any one or more of them, at the sole discretion of Beneficiary or Trustee, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Beneficiary or Trustee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 5.4 Release of and Resort to Collateral. Beneficiary may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Trust Property, any part of the Trust Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Loan Documents or their status as a first and prior lien and security interest in and to the Trust Property. For payment of or performance of the Secured Obligations, Beneficiary may resort to any other security in such order and manner as Beneficiary may elect.

Section 5.5 Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Grantor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Grantor by virtue of any present or future statute of limitations or law or judicial decision exempting the Trust Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) except as required by the Loan Documents, all notices of any Event of Default or of any election by Trustee or Beneficiary to exercise or the actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 5.6 Discontinuance of Proceedings. If Beneficiary or Trustee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon it for any reason, Beneficiary or Trustee, as the case may be, shall have the unqualified right to do so and, in such an event, Grantor, Beneficiary and Trustee shall be restored to their former positions with respect to the Secured Obligations, the

Loan Documents, the Trust Property and otherwise, and the rights, remedies, recourses and powers of Beneficiary and Trustee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Beneficiary or Trustee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 5.7 Application of Proceeds. The proceeds of any sale made under or by virtue of this Article 5, together with any Rents and other amounts generated by the holding, leasing, management, operation or other use of the Trust Property, shall be applied by Beneficiary or Trustee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a) to the payment of the costs and expenses of taking possession of the Trust Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation (1) trustee’s and receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, and (4) costs of advertisement;

(b) to the payment and performance of the Secured Obligations in such manner and order of preference as set forth in the Credit Agreement; and

(c) the balance, if any, to the payment of the Persons legally entitled thereto.

Section 5.8 Occupancy After Foreclosure. Except as otherwise required by applicable law, any sale of the Trust Property or any part thereof in accordance with Section 5.1(f) or Section 5.1(g) hereof will divest all right, title and interest of Grantor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Grantor retains possession of such property or any part thereof subsequent to such sale, Grantor will be considered a tenant at sufferance of the purchaser, and will, if Grantor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

Section 5.9 Additional Advances and Disbursements; Costs of Enforcement.

(a) If any Event of Default has occurred and is continuing, Beneficiary shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Grantor. All sums advanced and expenses incurred at any time by Beneficiary under this Section 5.9, or otherwise under this Deed of Trust or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Secured Obligations pursuant to Section 2.6(c)(i) of the Credit Agreement, and all such sums, together with interest thereon, shall be secured by this Deed of Trust.

(b) Grantor shall pay all expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Deed of Trust and the other Loan Documents, or the enforcement, compromise or settlement of the Secured

Obligations or any claim under this Deed of Trust and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Beneficiary in respect thereof, by litigation or otherwise.

Section 5.10 No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 5 (other than pursuant to Section 5.1(c) hereof), the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Beneficiary under the Loan Documents, at law or in equity shall cause Beneficiary or Trustee to be deemed or construed to be a mortgagee in possession of the Trust Property, to obligate Beneficiary or Trustee to lease the Trust Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

Section 5.11 WAIVER OF GRANTOR’S RIGHTS. BY EXECUTION OF THIS DEED OF TRUST, GRANTOR EXPRESSLY: (A) ACKNOWLEDGES THE RIGHT OF BENEFICIARY TO ACCELERATE THE INDEBTEDNESS EVIDENCED BY THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS UPON THE OCCURRENCE OF AN EVENT OF DEFAULT; (B) TO THE EXTENT ALLOWED BY APPLICABLE LAW, WAIVES ANY AND ALL RIGHTS WHICH GRANTOR MAY HAVE UNDER THE CONSTITUTION OF THE UNITED STATES, THE VARIOUS PROVISIONS OF THE CONSTITUTIONS FOR THE SEVERAL STATES, OR BY REASON OF ANY OTHER APPLICABLE LAW, TO NOTICE AND TO JUDICIAL HEARING PRIOR TO THE EXERCISE BY BENEFICIARY OF ANY RIGHT OR REMEDY HEREIN PROVIDED TO BENEFICIARY; (C) ACKNOWLEDGES THAT GRANTOR HAS READ THIS DEED OF TRUST AND ITS PROVISIONS HAVE BEEN EXPLAINED FULLY TO GRANTOR AND GRANTOR HAS CONSULTED WITH LEGAL COUNSEL OF GRANTOR’S CHOICE PRIOR TO EXECUTING THIS DEED OF TRUST; AND (D) ACKNOWLEDGES THAT ALL WAIVERS OF THE AFORESAID RIGHTS OF GRANTOR HAVE BEEN MADE KNOWINGLY, INTENTIONALLY AND WILLINGLY BY GRANTOR AS PART OF A BARGAINED FOR LOAN TRANSACTION.

ARTICLE 6

ASSIGNMENT OF RENTS AND LEASES

Section 6.1 Assignment. In furtherance of and in addition to the assignment made by Grantor in Section 2.1 of this Deed of Trust, Grantor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Trustee (for the benefit of Beneficiary) and to Beneficiary all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing and to the extent not prohibited by the Credit Agreement, Grantor shall have a revocable license from Trustee and Beneficiary to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Secured Obligations and to otherwise use the same. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Secured Obligations or solvency of Grantor, the license herein granted shall automatically expire and terminate, without notice by Trustee or Beneficiary (any such notice being hereby expressly waived by Grantor).

Section 6.2 Perfection Upon Recordation. Grantor acknowledges that Beneficiary and Trustee have taken all actions necessary to obtain, and that upon recordation of this Deed of Trust Beneficiary and Trustee shall have, to the extent permitted under applicable law, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases, subject only to the Permitted Liens. Grantor acknowledges and agrees that upon recordation of this Deed of Trust Trustee’s and Beneficiary’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Grantor and all third parties, including, without limitation, any subsequently appointed trustee in any case under the Bankruptcy Code, without the necessity of commencing a foreclosure action with respect to this Deed of Trust, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

Section 6.3 Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Grantor, Trustee and Beneficiary agree that (a) this Deed of Trust shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b) the security interest created by this Deed of Trust extends to property of Grantor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

Section 6.4 No Merger of Estates. So long as part of the Secured Obligations secured hereby remains unpaid and undischarged, the fee and leasehold estates to the Trust Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Grantor, Beneficiary, any tenant or any third party by purchase or otherwise.

ARTICLE 7

SECURITY AGREEMENT

Section 7.1 Security Interest. This Deed of Trust constitutes a “security agreement” on personal property within the meaning of the Code and other applicable law and with respect to the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards. To this end, Grantor grants to Beneficiary, for the benefit of each member of the Lender Group, a first and prior security interest in the Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards, in each case to the extent constituting Trust Property, and all other Trust Property which is personal property (other than any Excluded Assets) to secure the payment and performance of the Secured Obligations, and agrees that Beneficiary shall have all the rights and remedies of a secured party under the Code with respect to such property. Any notice of sale, disposition or other intended action by Beneficiary with respect to such Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Grantor at least ten (10) days prior to any action under the Code shall constitute reasonable notice to Grantor. NOTWITHSTANDING THE FOREGOING, THE

TERM “TRUST PROPERTY” SHALL EXCLUDE ALL ITEMS OF PERSONAL PROPERTY IN WHICH BENEFICIARY HAS OBTAINED AND/OR PERFECTED A SECURITY INTEREST UNDER SEPARATE INSTRUMENTS, INCLUDING, WITHOUT LIMITATION, THE GUARANTY AND SECURITY AGREEMENT AND THE AIRCRAFT SECURITY AGREEMENT.

Section 7.2 Financing Statements. Grantor shall execute (as necessary) and deliver to Beneficiary, in form and substance satisfactory to Beneficiary, such financing statements and such further assurances as Beneficiary may, from time to time, reasonably consider necessary and request from Grantor to create, perfect and preserve Beneficiary’s security interest hereunder and Beneficiary may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Grantor’s state of organization is the State of Delaware.

Section 7.3 Fixture Filing. This Deed of Trust shall also constitute a “fixture filing” for the purposes of the Code against all of the Trust Property which is or is to become fixtures, and to the extent permitted under applicable law, the filing hereof in the real estate records of the county in which such Trust Property is located, shall also operate from the time of filing as a fixture filing with respect to such Trust Property, and the following information is applicable for the purpose of such fixture filing, to wit:

Name and Address of the Debtor:	Name and Address of the secured party:

Grantor having the address described in the Preamble hereof.

Grantor is a corporation organized under the laws of the State of Delaware whose Organization Number is DE3330188 and whose Taxpayer Identification Number is 93-1307561

Beneficiary having the address described in the Preamble hereof, from which address information concerning the security interest may be obtained.

This Financing Statement covers the following types or items of property:

The Trust Property.

This instrument covers goods or items of personal property (other than Excluded Assets) which are or are to become fixtures upon the property.

The name of the record owner of the Premises on which such fixtures are or are to be located is Grantor.

In addition, Grantor authorizes Beneficiary at any time and from time to time to file, transmit, or communicate, as applicable, appropriate financing statements, amendments and continuation statements as may be required by law in order to establish, preserve and protect the liens and security interests intended to be granted to Beneficiary pursuant to this Deed of Trust in the Trust Property. Grantor also hereby ratifies any and all financing statements or amendments previously filed by Agent in any jurisdiction.

ARTICLE 8

CONCERNING THE TRUSTEE

Section 8.1 Certain Rights. With the approval of Beneficiary, Trustee shall have the right to select, employ and consult with counsel. Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by it hereunder, believed by it in good faith to be genuine. Trustee shall be entitled to reimbursement for actual, reasonable expenses incurred by it in the performance of its duties and to reasonable compensation for Trustee’s services hereunder as shall be rendered. GRANTOR SHALL, FROM TIME TO TIME, PAY THE COMPENSATION DUE TO TRUSTEE HEREUNDER AND REIMBURSE TRUSTEE FOR, AND INDEMNIFY, DEFEND AND SAVE TRUSTEE HARMLESS AGAINST, ALL LIABILITY AND REASONABLE EXPENSES WHICH MAY BE INCURRED BY IT IN THE PERFORMANCE OF ITS DUTIES; however, Grantor shall not be liable under such indemnification to the extent such liability or expenses result solely from Trustee’s or Beneficiary’s gross negligence, willful misconduct or actions taken in bad faith.

Section 8.2 Retention of Money. All monies received by Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law), and Trustee shall be under no liability for interest on any moneys received by him hereunder.

Section 8.3 Successor Trustees. If Trustee or any successor trustee (any such successor to Trustee being hereinafter referred to as “Successor Trustee”) shall die, resign or become disqualified from acting in the execution of this trust, or Beneficiary shall desire to appoint a Successor Trustee, Beneficiary shall have full power to appoint one or more Successor Trustees and, if preferred, several Successor Trustees in succession who, if the appointment is recorded in the mortgage records of the county in which this Deed of Trust is recorded, shall succeed to all the estates, rights, powers and duties of Trustee. Such appointment may be executed by any authorized agent of Beneficiary and as so executed, such appointment shall be conclusively presumed to be executed with authority, valid and sufficient, without further proof of any action.

Section 8.4 Perfection of Appointment. Should any deed, conveyance or instrument of any nature be required from Grantor by any Successor Trustee to more fully and certainly vest in and confirm to such Successor Trustee such estates, rights, powers and duties, then, upon request by such Successor Trustee, all such deeds, conveyances and instruments shall be made, executed, acknowledged and delivered and shall be caused to be recorded and/or filed by Grantor.

Section 8.5 Trustee Liability. In no event or circumstance shall Trustee or any Successor Trustee hereunder be personally liable under or as a result of this Deed of Trust, either as a result of any action by Trustee (or any Successor Trustee) in the exercise of the powers hereby granted or otherwise.

ARTICLE 9

MISCELLANEOUS

Section 9.1 Notices. Any notice required or permitted to be given under this Deed of Trust shall be given in accordance with Section 11 of the Credit Agreement.

Section 9.2 Covenants Running with the Land. All of the Secured Obligations contained in this Deed of Trust are intended by Grantor, Beneficiary and Trustee to be, and shall be construed as, covenants running with the Trust Property. As used herein, “Grantor” shall refer to the party named in the first paragraph of this Deed of Trust and to any subsequent owner of all or any portion of the Trust Property. All Persons who may have or acquire an interest in the Trust Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Beneficiary.

Section 9.3 Attorney-in-Fact. Grantor hereby irrevocably appoints Beneficiary and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Beneficiary deems appropriate to protect Beneficiary’s interest, if Grantor shall fail to do so within ten (10) days after written request by Beneficiary, (b) upon the issuance of a deed pursuant to the foreclosure of this Deed of Trust or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards constituting Trust Property in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Beneficiary’s security interests and rights in or to any of the Trust Property, and (d) while any Event of Default exists, to perform any obligation of Grantor hereunder, however: (1) Beneficiary shall not under any circumstances be obligated to perform any obligation of Grantor; (2) any sums advanced by Beneficiary in such performance shall be added to and included in the Secured Obligations and shall bear interest at the rate or rates at which interest is then computed on the Secured Obligations; (3) Beneficiary as such attorney-in-fact shall only be accountable for such funds as are actually received by Beneficiary; and (4) Beneficiary shall not be liable to Grantor or any other person or entity for any failure to take any action which it is empowered to take under this Section 9.3. Notwithstanding the foregoing, Beneficiary shall be liable for its gross negligence, willful misconduct, and bad faith in connection with exercising its rights hereunder.

Section 9.4 Successors and Assigns. This Deed of Trust shall be binding upon and inure to the benefit of Beneficiary, the Lenders, Trustee and Grantor and their respective successors and assigns. Grantor shall not, without the prior written consent of Beneficiary, assign any rights, duties or obligations hereunder.

Section 9.5 No Waiver. Any failure by Beneficiary, the Lenders or Trustee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Beneficiary, the Lenders or Trustee shall have the right at any time to insist upon strict performance of all such terms, provisions and conditions.

Section 9.6 Credit Agreement. If any conflict or inconsistency exists between this Deed of Trust and the Credit Agreement, the Credit Agreement shall govern.

Section 9.7 Release or Reconveyance. Upon (a) the payment and performance in full of all of the Secured Obligations and the expiration or termination of the Commitments, or (b) a sale or other disposition of the Trust Property permitted by the Credit Agreement, then Beneficiary, at Grantor’s expense, shall release the liens and security interests created by this Deed of Trust or reconvey the Trust Property to Grantor or the Persons legally entitled thereto. Any reference in this Deed of Trust to the payment, repayment, or satisfaction in full of the Secured Obligations shall mean the repayment in full in cash or immediately available funds (or, in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization) of all monetary Secured Obligations other than unasserted contingent indemnification Secured Obligations.

Section 9.8 Waiver of Stay, Moratorium and Similar Rights. Grantor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Deed of Trust or the Secured Obligations secured hereby, or any agreement between Grantor and Beneficiary or any rights or remedies of Beneficiary or Trustee.

Section 9.9 Applicable Law. This Deed of Trust shall be governed by and construed under the laws of the state in which the Trust Property is located.

Section 9.10 Headings. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections.

Section 9.11 Entire Agreement. THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN GRANTOR AND BENEFICIARY AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. ACCORDINGLY, THE LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Section 9.12 Beneficiary as Agent; Successor Agents.

(a) Agent has been appointed to act as Agent hereunder by the Lender Group. Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Trust Property) in accordance with the terms of the Credit Agreement, any related agency agreement among Agent and the Lender Group (collectively, as amended, supplemented or otherwise modified or replaced from time to time, the “Agency Documents”) and this Deed of Trust. Grantor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Agent, without inquiry into the existence of required consents or approvals of the Lender Group therefor.

(b) Beneficiary shall at all times be the same Person that is Agent under the Agency Documents. Written notice of resignation by Agent pursuant to the Agency Documents shall also constitute notice of resignation as Agent under this Deed of Trust. Removal of Agent pursuant to any provision of the Agency Documents shall also constitute removal as Agent under this Deed of Trust. Appointment of a successor Agent pursuant to the Agency Documents shall also constitute appointment of a successor Agent under this Deed of Trust. Upon the acceptance of any appointment as Agent by a successor Agent under the Agency Documents, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent as the Beneficiary under this Deed of Trust, and the retiring or removed Agent shall promptly (i) assign and transfer to such successor Agent all of its right, title and interest in and to this Deed of Trust and the Trust Property, and (ii) execute and deliver to such successor Agent such assignments and amendments and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Agent of the liens and security interests created hereunder, whereupon such retiring or removed Agent shall be discharged from its duties and obligations under this Deed of Trust. After any retiring or removed Agent’s resignation or removal hereunder as Agent, the provisions of this Deed of Trust and the Agency Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Deed of Trust while it was the Agent hereunder.

(c) Each reference herein to any right granted to, benefit conferred upon or power exercisable, exercised or action taken by the “Beneficiary” shall be deemed to be a reference to or be deemed to have been so taken, as the case may be, by Beneficiary in its capacity as Agent pursuant to the Credit Agreement for the benefit of the Lender Group, all as more fully set forth in the Credit Agreement.

Section 9.13 Modifications to Credit Agreement. This Deed of Trust will continue to secure the Secured Obligations under the Credit Agreement, as the Credit Agreement may in the future be amended, amended and restated, modified, assigned or otherwise supplemented and in effect from time to time. In the event the Credit Agreement is amended, modified or otherwise supplemented, there shall be no need to amend, modify or otherwise supplement this Deed of Trust, unless required by the laws of any State or Commonwealth in which portions of the Trust Property are situated.

ARTICLE 10

LOCAL LAW PROVISIONS

Section 10.1 FORCED PLACE INSURANCE NOTICE. WARNING: UNLESS GRANTOR PROVIDES BENEFICIARY WITH EVIDENCE OF THE INSURANCE COVERAGE AS REQUIRED BY THE CREDIT AGREEMENT, THIS DEED OF TRUST OR ANY OTHER LOAN DOCUMENT, BENEFICIARY MAY PURCHASE INSURANCE AT GRANTOR’S EXPENSE TO PROTECT BENEFICIARY’S INTEREST. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT GRANTOR’S INTEREST. IF THE TRUST PROPERTY BECOMES DAMAGED, THE COVERAGE BENEFICIARY PURCHASES MAY NOT PAY ANY

CLAIM GRANTOR MAKES OR ANY CLAIM MADE AGAINST GRANTOR. GRANTOR MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT GRANTOR HAS OBTAINED PROPERTY COVERAGE ELSEWHERE.

GRANTOR IS RESPONSIBLE FOR THE COST OF ANY INSURANCE PURCHASED BY BENEFICIARY. THE COST OF THIS INSURANCE MAY BE ADDED TO THE LOAN BALANCE. IF THIS COST IS ADDED TO THE LOAN BALANCE, THE INTEREST RATE PAYABLE UNDER THE CREDIT AGREEMENT WILL APPLY TO THE ADDED AMOUNT. THE EFFECTIVE DATE OF THE COVERAGE MAY BE THE DATE GRANTOR’S PRIOR COVERAGE LAPSED OR THE DATE GRANTOR FAILED TO PROVIDE PROOF OF COVERAGE.

THE COVERAGE PURCHASED BY BENEFICIARY MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE GRANTOR CAN OBTAIN ON ITS OWN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR MANDATORY LIABILITY INSURANCE REQUIREMENTS IMPOSED BY APPLICABLE LAW.

Section 10.2 Statute of Frauds (ORS 41.580). UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BENEFICIARY CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE GRANTOR’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BENEFICIARY TO BE ENFORCEABLE.

Section 10.3 Land Use Warnings. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.

Section 10.4 Commercial Property. Grantor warrants that this Deed of Trust is not and will at all times continue not to be a residential trust deed as that term is defined in ORS 86.705(5), or any successor to such provision. This Deed of Trust secures an obligation incurred exclusively for commercial, business or investment purposes.

Section 10.5 Attorneys’ Fees. Grantor hereby agrees that in the event of any litigation related to this Deed of Trust or any other agreement between Grantor and Beneficiary, Grantor shall pay any of Beneficiary’s reasonable attorneys’ fees incurred at trial, on petition for review, in arbitration and in mediation proceedings and in connection with the negotiation, compromise or settlement of the Secured Obligations and any proceedings for relief in bankruptcy. Grantor shall additionally be responsible, without limitation, for the cost of searching records, obtaining title reports, surveyor’s reports, engineering and environmental reports, attorneys’ opinion, title insurance policies, appraisals, expert witness fees and fees for the Trustee.

ARTICLE 11

SURETYSHIP WAIVERS AND ACKNOWLEDGEMENTS

Section 11.1 Grantor acknowledges that the security interests granted pursuant to this Deed of Trust are being given to secure, among other things, Borrowers’ obligations under the Credit Agreement and the other Loan Documents and that, as a result, Grantor may have rights as a surety or a guarantor under New York and/or Oregon law. Grantor is willing to waive such rights. Grantor acknowledges that is has executed and delivered this Deed of Trust with the intent of subjecting its interests in the Trust Property to the lien of this Deed of Trust as security for the Secured Obligations in order to induce Beneficiary and the other members of the Lender Group to enter into the Credit Agreement and the other Loan Documents and to induce the Lender Group to make financial accommodations to Borrowers as provided for in the Credit Agreement and the other Loan Documents, and Grantor hereby agrees, to the fullest extent permitted by law, not to assert or take advantage of:

(a) Any right to require Beneficiary to proceed against Borrowers or any other Person, or to proceed against or exhaust any other security held by Beneficiary (and not secured by this Deed of Trust) at any time, or to pursue any other remedy in Beneficiary’s power before exercising any right or remedy under this Deed of Trust.

(b) Any defense (other than payment in full of the Secured Obligations and termination of the Commitments) that may arise by reason of:

(i) The release, suspension, discharge or impairment of any of Beneficiary’s rights against Borrowers or any other Person against whom Beneficiary might assert a claim, whether such release, suspension, discharge or impairment is explicit, tacit or inadvertent; or

(ii) Beneficiary’s failure to pursue any other remedies available to Beneficiary that would reduce the burden of the Secured Obligations secured hereby on Borrowers’ interests in the Trust Property; or

(iii) Any extension of the time for the payment or performance of any Borrowers’ obligations under the Credit Agreement or any of the other Loan Documents; or

(iv) The incapacity or lack of authority of Borrowers or any other Person or Persons; or

(v) The failure of Beneficiary to file or enforce a claim against the estate (in either administration, bankruptcy or any other proceedings) of Borrowers or any other Person or Persons.

(c) Demand, protest and notice of any kind, including, without limitation, the following notices:

(i) Notice of the evidence, creation or incurring of any new or additional indebtedness or obligation; or

(ii) Notice of any action or non-action on the part of any Borrowers or Beneficiary in connection with any obligation or evidence of the Secured Obligations; or

(iii) Notice of payment or non-payment by Borrowers of the Secured Obligations.

(d) Any right to assert against Beneficiary any defense arising by reason of any claim or defense based upon an election of remedies by Beneficiary to foreclose, either by judicial foreclosure or by exercise of the power of sale, this Deed of Trust, which in any manner impairs, reduces, releases, destroys or extinguishes Grantor’s subrogation rights, rights to proceed against Borrowers for reimbursement, or any other rights of Grantor to proceed against any other person or security. Grantor waives all rights and defenses to enforcement of all or any part of the Secured Obligations which defenses are based on an election of remedies by Beneficiary, even though the election of remedies, such as non-judicial foreclosure with respect to this Deed of Trust, may destroy Grantor’s rights of subrogation and reimbursement against Borrowers or any other Person by operation of any applicable law. Grantor makes this waiver with full knowledge that if Beneficiary (i) waives a deficiency judgment in a judicial foreclosure, or (ii) exercises the power of sale under this Deed of Trust, any action by Grantor against any Borrower to obtain reimbursement of any amount paid by Grantor hereunder may be barred by reason of (x) Beneficiary’s waiver of such deficiency in a judicial foreclosure or (y) Beneficiary’s exercise of such power of sale under the provisions of applicable law which provides that no judgment shall be rendered for any deficiency upon a note secured by a Deed of Trust upon real property in any case in which the real property has been sold by the trustee under the power of sale contained in the Deed of Trust. Grantor understands that absent the waiver set forth herein, Grantor may have a defense to its obligations hereunder with respect to a deficiency following a non-judicial foreclosure or a judicial foreclosure in which the Beneficiary waived its right to a deficiency judgment against Borrowers and that by granting this waiver, Grantor is waiving this defense which Grantor would have against Beneficiary. Grantor further waives any and all rights and defenses that Grantor may have because Borrowers’ debt is secured by real property; this means, among other things, that: (1) Beneficiary may collect from Grantor without first foreclosing on any real or personal property collateral pledged by Borrowers; (2) if Beneficiary forecloses on any real property collateral pledged by Borrowers, then (A) the amount of the debt may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (B) Beneficiary may collect from Grantor even if Beneficiary, by foreclosing on the real property collateral, has destroyed any right Grantor may have to collect from Borrowers. The foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses Grantor may have because the Secured Obligations are secured by real property.

(e) Any rights arising because of Borrowers’ payment or satisfaction of the Secured Obligations secured hereby (i) against any other obligor, by way of subrogation to the rights of Beneficiary or otherwise, or (ii) against any other guarantor or any other Person obligated to pay any of the Secured Obligations secured hereby, by way of contribution or reimbursement or otherwise.

(f) Any duty on the part of Beneficiary to disclose to Grantor any default by Borrowers under the Credit Agreement and/or the other Loan Documents.

(g) Any duty on the part of Beneficiary to disclose to Grantor facts Beneficiary may now know or may hereafter know about Borrowers or any successors in interest (if any) regardless of whether Beneficiary (i) has reason to believe that any such facts materially increase the risk beyond the risk which Grantor intends to assume by executing this Deed of Trust, (ii) has reason to believe that these facts are unknown to Grantor, or (iii) has a reasonable opportunity to communicate such facts to Grantor, it being understood and agreed that Grantor is fully responsible for being and keeping informed of the financial condition of Borrowers and of all circumstances bearing on the risk of non-payment of any indebtedness that is secured hereby.

(h) Any right to object to the release of any portions of the Trust Property from the lien of this Deed of Trust notwithstanding the fact that such releases may be made without Beneficiary having received any or adequate consideration therefor.

(i) Grantor further agrees that with respect to any obligation secured hereby Beneficiary may, in such manner and upon such terms and at such times as Beneficiary deems best and without demand or notice to or consent of Grantor (i) release any Person now or hereafter liable for the performance of any such obligation, (ii) extend the time for the performance of any such obligation, (iii) accept additional security therefor, and (iv) alter, substitute or release any property securing such performance.

Section 11.2 Section 2.15 of the Credit Agreement is hereby incorporated by reference as if set forth in its entirety herein.

IN WITNESS WHEREOF, Grantor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

GRANTOR:	ERICKSON AIR-CRANE INCORPORATED

	By:	/s/ Edward T. Rizzuti
	Name:	Edward T. Rizzuti
	Its:	Vice President, General Counsel and Corporate Secretary

STATE OF OREGON	)
	)	ss.
COUNTY OF MULTNOMAH	)

This instrument was acknowledged before me on June 13, 2013, by Edward T. Rizzuti, as Vice President, General Counsel and Corporate Secretary of ERICKSON AIR-CRANE INCORPORATED, a Delaware corporation, on behalf of the corporation.

WITNESS my hand and official seal.

/s/ Laura Bennett
Notary Public for the State of Oregon
My Commission Expires: August 19, 2016

[SIGNATURE PAGE TO LINE OF CREDIT DEED OF TRUST, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING]

Exhibit A

Legal Description of the Land

Real property in the City of Central Point, County of Jackson, State of Oregon, described as follows:

PARCEL 1:

COMMENCING AT A BRASS CAPPED MONUMENT MARKING THE SOUTHWEST CORNER OF SECTION 28, TOWNSHIP 36 SOUTH, RANGE 2 WEST OF THE WILLAMETTE MERIDIAN IN JACKSON COUNTY, OREGON; THENCE NORTH 89° 55’ 46” EAST (RECORD EAST) ALONG THE SOUTH LINE OF SAID SECTION, 1892.41 FEET; THENCE NORTH 0° 04’ 14” WEST (RECORD NORTH, 20.00 FEET) TO A 5/8 INCH IRON PIN ON THE NORTH RIGHT OF WAY LINE OF WILLOW SPRINGS ROAD AND THE EASTERLY RIGHT OF WAY OF CENTRAL OREGON PACIFIC RAILROAD, (FORMERLY SOUTHERN PACIFIC RAILROAD); THENCE NORTH 35° 07’ 56” WEST (RECORD NORTH 35° 03’ 38” WEST) 10.16 FEET TO A POINT WHICH BEARS NORTH 89° 52’ 00” WEST, 0.15 FEET OF A CYCLONE FENCE CORNER AND LINE DESCRIBED IN DOCUMENT NO. 94-35218, OFFICIAL RECORDS OF JACKSON COUNTY, OREGON AND THE POINT OF BEGINNING; THENCE SOUTH 89” 52’ 00” EAST, ALONG SAID LINE BEING THE NORTH RIGHT OF WAY LINE OF SAID ROAD, 0.15 FEET TO SAID FENCE CORNER; THENCE CONTINUING SOUTH 89° 52’ 00” EAST, ALONG SAID LINE 481.36 FEET; THENCE NORTH 89° 23’ 47” EAST, ALONG SAID LINE, 85.83 FEET; THENCE SOUTH 88° 49’ 25” EAST, ALONG SAID LINE AND ITS EXTENSION, 36.20 FEET TO A POINT ON THE EAST LINE OF THE PARCEL DESCRIBED IN DOCUMENT NO. 93-00709 OF SAID OFFICIAL RECORDS, SAID POINT BEARS NORTH 0° 13’ 22” WEST (RECORD NORTH 0° 09’ 04” WEST) 6.60 FEET OF A TACK AND BRASS WASHER SET ON TOP OF AN 8 INCH X 8 INCH WOOD FENCE POST; THENCE NORTH 0° 13’ 22” WEST (RECORD NORTH 0° 09’ 04’ WEST) ALONG SAID EAST LINE OF SAID PARCEL, 417.45 FEET TO A POINT WHICH BEARS SOUTH 16° 10’ 38” WEST (RECORD NORTH 16° 02’ 05” EAST) 0.26 FEET OF THE CENTER OF A 12 INCH DIAMETER BROKEN OFF UTILITY POLE; THENCE NORTH 81° 23’ 36” WEST (RECORD NORTH 81° 19’ 18” WEST) ALONG THE NORTH LINE OF SAID PARCEL, 1013.05 FEET TO A 5/8 INCH IRON PIN ON SAID EASTERLY RIGHT OF WAY OF THE CENTRAL OREGON PACIFIC RAILROAD, BEING 100.00 FEET EASTERLY, MEASURED AT RIGHT ANGLES OF THE CENTERLINE OF THE MAIN LINE TRACT; THENCE SOUTH 35° 07’ 56” EAST (RECORD SOUTH 35° 03’ 38” EAST) ALONG SAID EASTERLY RIGHT OF WAY PARALLEL WITH SAID CENTERLINE ALSO BEING THE WESTERLY LINE OF SAID PARCEL, 694.63 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

PARCEL 1 OF PARTITION PLAT NO. P-120-1990 OF THE RECORDS OF PARTITION PLATS OF JACKSON COUNTY, OREGON, INDEX VOLUME 1, PAGE 120, JACKSON COUNTY SURVEYOR’S FILE NO. 12259.

LESS AND EXCEPTING THE FOLLOWING DESCRIBED TRACT: COMMENCING AT A 5/8” IRON PIN ON THE EASTERLY LINE OF PARCEL 1 OF PARTITION PLAT NO. P-120-1990 OF THE RECORDS Of PARTITION PLATS OF JACKSON COUNTY, OREGON, INDEX VOLUME 1, PAGE 120, JACKSON COUNTY SURVEYOR’S FILE NO. 12259, LOCATED IN THE NORTHWEST AND THE NORTHEAST QUARTERS OF SECTION 23 AND THE SOUTHEAST QUARTER OF SECTION 14, TOWNSHIP 36 SOUTH, RANGE 2 WEST OF THE WILLAMETTE MERIDIAN, SAID

COUNTY AND STATE; THENCE SOUTH 23° 46’ 14” EAST, ALONG SAID EASTERLY LINE, 756.69 FEET, TO THE NORTHERLY LINE OF THAT RAILROAD RIGHT OF WAY DESCRIBED IN VOLUME 353, PAGE 94 Of THE DEED RECORDS OF SAID COUNTY AND STATE; THENCE SOUTH 79° 44’ 52” WEST, ALONG SAID RIGHT Of WAY, 312.28 FEET, TO A 5/8” IRON PIN MONUMENT, BEING THE POINT OF BEGINNING; THENCE SOUTH 78° 22’ 16” WEST, LEAVING SAID RIGHT OF WAY LINE, 12.67 FEET, TO A 5/8” IRON PIN ON THE SOUTHERLY LINE OF SAID PARCEL 1; THENCE NORTH 9° 58’ 40” WEST, ALONG SAID SOUTHERLY LINE AND AN EXTENSION THEREOF, 10.30 FEET, TO SAID NORTHERLY RIGHT OF WAY LINE; THENCE NORTH 79° 44’ 52” EAST, ALONG SAID RIGHT OF WAY LINE, 12.62 FEET, TO A 5/8” IRON PIN; THENCE SOUTH 10° 15’ 08” EAST, ALONG SAID RIGHT OF WAY LINE, 10.00 FEET, TO THE POINT OF BEGINNING.

TOGETHER WITH THE FOLLOWING DESCRIBED TRACT: BEGINNING AT A 5/8” IRON PIN, MONUMENTING THE NORTHWEST CORNER OF PARCEL 1 OF PARTITION PLAT NO. P-120-1990 OF THE RECORDS OF PARTITION PLATS OF JACKSON COUNTY, OREGON, INDEX VOLUME 1, PAGE 120, JACKSON COUNTY SURVEYOR’S FILE NO. 12259, LOCATED IN THE NORTHWEST QUARTER AND THE NORTHEAST QUARTER OF SECTION 23 AND THE SOUTHEAST QUARTER OF SECTION 14, TOWNSHIP 36 SOUTH, RANGE 2 WEST OF THE WILLAMETTE MERIDIAN, JACKSON COUNTY, OREGON; THENCE WESTERLY ALONG THE NORTH LINE OF PARCEL 2 OF SAID PARTITION PLAT, ALONG THE ARC OF A CURVE TO THE RIGHT HAVING A RADIUS OF 5770.00 FEET, A CENTRAL ANGLE OF 0° 51’ 13”, A LENGTH OF 85.97 FEET AND A LONG CHORD BEARING AND DISTANCE OF (SOUTH 77° 52’ 47” WEST, 85.97 FEET); THENCE SOUTH 78° 18’ 24” WEST, ALONG SAID NORTH LINE, 661.02 FEET, TO A 5/8” IRON PIN MONUMENT; THENCE SOUTH 11° 41’ 36” EAST, LEAVING SAID NORTH LINE, 1157.66 FEET, TO A 5/8” IRON PIN MONUMENT ON THE NORTH LINE OF THAT RAILROAD RIGHT OF WAY DESCRIBED IN VOLUME 353, PAGE 94 OF THE RECORDS OF JACKSON COUNTY, OREGON; THENCE NORTH 79° 44’ 52” EAST, ALONG SAID NORTH RIGHT OF WAY LINE, 747.30 FEET, TO THE WEST LINE OF SAID PARCEL 1; THENCE NORTH 11° 41’ 49” WEST, ALONG THE WEST LINE OF SAID PARCEL 1, 1177.10 FEET, TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THAT PORTION CONVEYED TO JACKSON COUNTY, BY DOCUMENT NO. 99-14701, OFFICIAL RECORDS OF JACKSON COUNTY, OREGON.

NOTE: This legal description was created prior to January 1, 2008.

Tax Parcel Number: 1-018858-2, 3-014105-1 and 1-079606-6

Exhibit B

Permitted Liens

1.	These premises are situated in the Rogue River Valley Irrigation District, and subject to the levies and assessments thereof, water and irrigation rights, easements for ditches and canals and regulations concerning the same.

NOTE: Pursuant to an instrument recorded July 28, 2005 as Document No. 2005-059078 the herein described land is no longer subject to levies and assessments imposed by said District.

2.	The Land does not include any improvement(s) located on the Land which is described or defined as a mobile home (manufactured housing unit) under the provisions of State Law and is subject to registration.

3.	Easement, including terms and provisions contained therein:

Recording Information: Volume 183, Page 108, Deed Records

In Favor of: Postal Telegraph Cable Co.

For: telephone, telegraph, and communication lines

4.	Easement, including terms and provisions contained therein:

Recording Information: 94-35218, Official Records

In Favor of: Jackson County

For: right of way purposes

5.	Easement, including terms and provisions contained therein:

Recording Information: 95-01305, Official Records

For: utility purposes

6.	Easement, including terms and provisions contained therein:

Recording Information: 95-01749, Official Records

In Favor of: Pacificorp dba Pacific Power and Light Company

For: transmission and distribution of electricity

7.	Easement, including terms and provisions contained therein:

Recording Information: October 02, 2003 as Document No. 03-67805

In Favor of: PacifiCorp, an Oregon corporation its successors and assigns

For: transmission and distribution of electricity

8.	Equitable Servitude and Easement, including terms and provisions contained therein:

Recording Information: October 23, 2003 as Document No. 03-73047

In Favor of: State of Oregon

9.	Regulations, levies, liens, assessments, rights of way and easements of Rogue Valley Sewer Services.

10.	The Land lies within the White City Urban Renewal Area and is subject to the terms and provisions thereof.

11.	Easement, including terms and provisions contained therein:

Recording lnformation: Volume 324, Pages 241, Jackson County, Oregon, Deed Records

For: trunk line sewer

12.	Covenants, conditions, restrictions and/or easements; but deleting any covenant, condition or restriction indicating a preference, limitation or discrimination based on race, color, religion, sex, handicap, family status, or national origin to the extent such covenants, conditions or restrictions violate Title 42, Section 3604(c), of the United States Codes:

Recording Information: Volume 324, Pages 241, Deed Records

Modification and/or amendment by instrument:

Recording Information: Volume 445, Pages 65, Deed Records, and as Document Nos. 68-03280; 68-11766 and 92-02104, Official Records

13.	A permanent right of way and easement, including terms and provisions contained therein:

Recording Information: 70-02386, Official Records

In Favor of: Bear Creek Valley Sanitary Authority

For: construct, reconstruct operate, repair and maintain sewer lines

14.	A permanent right of way and easement, including terms and provisions contained therein:

Recording Information: 70-12501, Official Records

In Favor of: Bear Creek Valley Sanitary Authority

For: construct, reconstruct operate, repair and maintain sewer lines

Affects: 20 feet adjacent to and parallel with Kirtland Road

15.	Easement as shown on the Partition Plat No. P-120-1990 recorded October 30, 1990

For: public utility

Affects:: 20 feet adjacent to and parallel with Antelope Road

16.	Easement, including terms and provisions contained therein:

Recording Information: 91-01158, Official Records

For: 30 foot wide roadway

17.	Easement, including terms and provisions contained therein:

Recording Information: 93-10763, Official Records

For: 25 foot wide public utility

18.	Building Site Improvement Agreement with Jackson County, including terms and provisions thereof.

Recorded: 96-40700, Official Records

19.	Easement, including terms and provisions contained therein:

Recording Information: 98-13250, Official Records

In Favor of: Bear Creek Valley Sanitary Authority

For: sanitary sewer line purposes

20.	Building Site Improvement Agreement, including terms and provisions thereof.

Recorded: 02-09899, Official Records

21.	Easement, including terms and provisions contained therein:

Recording Information: 02-29785, Official Records

In Favor of: City of Medford

For: water mains

22.	Easement, including terms and provisions contained therein:

Recording Information: 02-43294, Official Records

In Favor of: Pacificorp dba Pacific Power and Light, Company

For: transmission and distribution of electricity

23.	Easement, including terms and provisions contained therein:

Recording Information: 2004-003649, Official Records

In Favor of: City of Medford

For: waterline